Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION NAMES MICHAEL J. TOKICH CHIEF FINANCIAL OFFICER

Mentor, Ohio (March 14, 2008)—STERIS Corporation (NYSE: STE) today announced that Michael J. Tokich, 39, has been promoted to senior vice president and chief financial officer. Mr. Tokich joined STERIS in 2000 and was most recently vice president and corporate controller. He will report to Walt Rosebrough, president and chief executive officer and have primary responsibility for financial reporting, financial planning, investor relations, tax, and treasury, and will continue to serve as the Company’s principal accounting officer.

“I am very pleased to have Mike take on more leadership responsibility at the Company. As acting co-lead of the CFO role over the past 16 months, he has provided stability and leadership to the function during a time of management transition,” commented Walt Rosebrough, President and Chief Executive Officer of STERIS. “His experience, familiarity with the operations of the Company, and the actions he has taken to create value make him best suited for this role. Mike led our efforts in the third quarter to put a stop to our historic trend in operating expense growth. Currently, he is completing a detailed review of expenses to generate significant near-term savings. Additionally, he will oversee the implementation of a more aggressive capital structure including our share repurchase program. Before the end of our current fiscal year ending March 31, 2008, we will announce more details of our expense reduction program along with the impact of the associated restructuring charges.”

Mr. Tokich joined STERIS in 2000 as assistant corporate controller and became corporate controller in 2001. In July 2002, he was promoted to vice president and corporate controller. In this role, Mr. Tokich had responsibility for corporate accounting, financial reporting and internal controls. During his time with the Company, Mr. Tokich played a key role in significantly improving the Company’s balance sheet, streamlining the financial reporting process and leading the Company’s initiatives to comply with the Sarbanes-Oxley Act. Prior to joining STERIS, Mr. Tokich was a divisional vice president and assistant controller at OfficeMax, Inc., a leading global office supply retailer. Mr. Tokich holds a bachelor’s degree in Business Administration with an emphasis on accounting from Kent State University, Kent, Ohio.

STERIS Corporation

News Announcement

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “confidence,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results or expense reduction. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the possibility that anticipated cost savings may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, executive transition or other issues or risks associated with the matters described in this release, may adversely impact Company performance, results, or value.